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                                                          [ARTHUR ANDERSEN LOGO]


                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated March 2, 2001 included in The InterCept Group, Inc.'s Form 10-K for the year ended December 31, 2000, our report dated March 20, 2001 for SLMSoft.com, Inc. included in The InterCept Group, Inc.'s Form 10-Q for the quarter ended June 30, 2001 and to all references to our Firm included in this registration statement.


                            /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 7, 2001